As filed with the Securities and Exchange Commission on November 7, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KARYOPHARM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3931704
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

85 Wells Avenue, 2nd Floor

Newton, MA 02459

(617) 658-0600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael G. Kauffman, M.D., Ph.D.

Chief Executive Officer

Karyopharm Therapeutics Inc.

85 Wells Avenue, 2nd Floor

Newton, MA 02459

(617) 658-0600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Steven D. Singer, Esq. Jason L. Kropp, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Telephone: (617) 526-6000

Christopher B. Primiano, Esq.

Senior Vice President, Corporate Development,

General Counsel & Secretary

Karyopharm Therapeutics Inc.

85 Wells Avenue, 2nd Floor

Newton, MA 02459

Telephone: (617) 658-0600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit(1)	Proposed Maximum Offering Price(1)	Amount of Registration Fee(1)
Debt Securities
Common Stock, par value $0.0001 per share
Preferred Stock, par value $0.0001 per share
Warrants
Total	$200,000,000		$200,000,000	$23,180

(1)	Pursuant to Form S-3 General Instruction II.D, information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder as shall have an aggregate initial offering price not to exceed $200,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 7, 2016

PROSPECTUS

$200,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

We may offer and sell securities from time to time in one or more offerings of up to $200,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “KPTI.”

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Karyopharm Therapeutics Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.karyopharm.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-36167) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2016 Annual Meeting of Stockholders;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

•	Current Reports on Form 8-K filed January 20, 2016 (solely with respect to items 5.02 and 8.01), June 17, 2016, September 6, 2016 and November 8, 2016; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on November 1, 2013, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Karyopharm Therapeutics Inc.

85 Wells Avenue, 2nd Floor

Newton, MA 02459

Attn: Investor Relations

(617) 658-0600

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and the beliefs and assumptions of our management. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “goals,” “seeks” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. In addition, any statements that refer to projections regarding: our future financial performance; our anticipated growth and trends in our business; our capital needs and capital expenditures; competitive changes in the marketplace for our product candidates; our ability to innovate new products and technologies; our third-party suppliers; intellectual property and litigation matters; potential acquisitions and divestitures; key personnel; the effect of new accounting pronouncements; and other characterizations of future events or circumstances are forward-looking statements.

Forward-looking statements are not guarantees of future performance and our actual results could differ materially from the plans, intentions, expectations or results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements we make include, but are not limited to:

•	our ability to raise additional capital to support our clinical development program and other operations;

•	our ability to develop products of commercial value and to identify, discover and obtain rights to additional potential product candidates;

•	our ability to protect and maintain our intellectual property;

•	the outcome of research and development activities and the fact that the preclinical and clinical testing of our compounds may not be predictive of the success of later clinical trials;

•	our reliance on third-parties;

•	competitive developments;

•	the effect of current and future legislation and regulation and regulatory actions; and

•	other risks described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, the section of any accompanying prospectus supplement entitled “Risk Factors” and our other filings with the Securities and Exchange Commission, or SEC.

As a result of these and other factors, we may not actually achieve the plans, intentions, expectations or results disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

KARYOPHARM THERAPEUTICS INC.

Overview

We are a clinical-stage pharmaceutical company focused on the discovery, development and subsequent commercialization of novel, first-in-class drugs directed against nuclear transport and related targets for the treatment of cancer and other major diseases. Our scientific expertise is focused on understanding the regulation of intracellular communication between the nucleus and the cytoplasm. We have discovered and are developing wholly-owned, novel, small molecule Selective Inhibitor of Nuclear Export, or SINE™, compounds that inhibit the nuclear export protein XPO1. These SINE compounds represent a new class of drug candidates with a novel mechanism of action that have the potential to treat a variety of diseases in areas of unmet medical need. Our SINE compounds were the first oral XPO1 inhibitors in clinical development.

Corporate Information

We were incorporated under the laws of the State of Delaware in December 2008. Our executive offices are located at 85 Wells Avenue, Newton, Massachusetts 02459, and our telephone number is (617) 658-0600. Our website address is www.karyopharm.com. We have included our website address in this prospectus solely as an inactive textual reference. The trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Nine Months Ended	Fiscal Year Ended
	September 30, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011
Consolidated ratios of earnings to fixed charges	N/A	N/A	N/A	N/A	N/A	N/A
Consolidated ratios of earnings to combined fixed charges and preferred stock dividends	N/A	N/A	N/A	N/A	N/A	N/A

For purposes of calculating the ratios above, earnings (loss) consist of net loss. Fixed charges include interest expense on indebtedness (of which there was none) and an estimate of interest expense within rental expense.

Our earnings were insufficient to cover fixed charges in such periods and we are unable to disclose a ratio of earnings to fixed charges for such periods. Due to our losses for the nine months ended September 30, 2016 and the fiscal years ended December 31, 2015, 2014, 2013, 2012 and 2011, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $83.6 million, $119.1 million, $75.8 million, $34.0 million, $15.9 million and $10.3 million, respectively, to achieve a coverage ratio of 1:1 in those periods.

We have not had any shares of preferred stock outstanding since the completion of our initial public offering in November 2013.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development expenditures, the acquisition or licensing of other products, businesses or technologies, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Karyopharm Therapeutics Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture the terms on which they are subordinated;

•	the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•	the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the debt securities will be guaranteed as to payment or performance;

•	any special tax implications of the debt securities; and

•	any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium”, if any.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture for any series of senior debt securities:

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•	failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•	default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture; or

•	all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•	We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•	There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•	to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of any senior debt securities of such series;

•	reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of or interest on any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•	waives an uncured default in the payment of principal of or interest on the senior debt securities (except in the case of a rescission of acceleration as described above);

•	changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•	modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

•	reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our certificate of incorporation, our by-laws and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the board of directors, the chairman of the board or the chief executive officer. Except as may be otherwise provided by applicable law, our restated certificate of incorporation or our by-laws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Voting Rights. Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends when and if declared by the board of directors out of legally available funds.

Liquidation and Dissolution. If we are liquidated or dissolved, the holders of the common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after payment of liabilities. Holders of any preferred stock will receive a preferential share of our assets before the holders of the common stock receive any assets.

Other Rights. Holders of the common stock have no right to:

•	convert the stock into any other security;

•	have the stock redeemed;

•	purchase additional stock; or

•	maintain their proportionate ownership interest.

The common stock does not have cumulative voting rights. Holders of shares of the common stock are not required to make additional capital contributions.

Transfer Agent and Registrar. Computershare Trust Company, N.A., is transfer agent and registrar for the common stock.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•	if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•	if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects

Board of Directors. Our certificate of incorporation and by-laws provide for a board of directors divided as nearly equally as possible into three classes. Each class is elected to a term expiring at the annual meeting of stockholders held in the third year following the year of such election. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Removal of Directors by Stockholders. Our certificate of incorporation and by-laws provide that, subject to the rights of holders of any series of preferred stock, a member of our board of directors may only be removed for cause and only by an affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote on the election of the directors.

Super-Majority Voting. The General Corporation Law of the State of Delaware, which we refer to as the DGCL, provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Subject to the rights of holders of any series of preferred stock, our by-laws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors is required to amend or repeal, or to adopt any provisions inconsistent with, any of the provisions of our certificate of incorporation described under the prior two paragraphs.

Stockholder Nomination of Directors. Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than 120 days but not later than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than close of business on the later of (x) the 90th day prior to the date of such meeting and (y) the 10th day following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting is first made by us, whichever occurs first.

No Action By Written Consent. Our restated certificate of incorporation and our by-laws provide that our stockholders may not act by written consent and may only act at duly called meetings of stockholders. Our certificate of incorporation and our by-laws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our board of directors, chairman of the board or chief executive officer. In addition, our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors.

Delaware Business Combination Statute. We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the corporation’s board of directors or unless the business combination is approved in a prescribed manner or the interested stockholder acquired at least 85% of the corporation’s outstanding voting stock in the transaction in which it became an interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Registration Rights

We have entered into a third amended and restated investors’ rights agreement, dated July 26, 2013, which we refer to as the investor rights agreement, with the former holders of shares of our preferred stock. Holders of a total of approximately 11.7 million shares of our common stock as of September 30, 2016 have the right to require us to register these shares under the Securities Act, and to participate in future registrations of securities by us, under the circumstances described below. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act except that affiliates will need to comply with resale restrictions under Rule 144 of the Securities Act. If not otherwise exercised, the rights described below will expire five years after the closing of our initial public offering.

Demand Registration Rights

Subject to specified limitations set forth in the investor rights agreement, at any time, the holders of 50% or more of the then outstanding shares having rights under the investor rights agreement, which we refer to as registrable shares, may at any time demand in writing that we register all or a portion of the registrable shares under the Securities Act if the total amount of registrable shares registered have an anticipated aggregate offering price of at least $5,000,000. We are not obligated to file a registration statement pursuant to this provision on more than two occasions.

In addition, subject to specified limitations set forth in the investor rights agreement, at any time after we become eligible to file a registration statement on Form S-3, holders of registrable shares outstanding may demand that we register on Form S-3 the registrable shares held by them so long as the total amount of registrable shares being registered has an aggregate offering price of at least $1,000,000. We are not obligated to file a registration statement pursuant to this provision on more than two occasions in any 12-month period.

Incidental Registration Rights

If we propose to file a registration statement to register any of our securities under the Securities Act, either for our own account or for the account of any of our stockholders, other than pursuant to the demand registration rights described above and other than pursuant to a Form S-4 or Form S-8, the holders of our registrable shares are entitled to notice of registration and, subject to specified limitations set forth in the investor rights agreement, we will be required to use best efforts to register the registrable shares then held by them that they request that we register.

In the event that any registration in which the holders of registrable shares participate pursuant to our investor rights agreement is an underwritten public offering, we agree to enter into an underwriting agreement containing customary representations and warranties and covenants.

In the event that any registration in which the holders of registrable shares participate pursuant to our investor rights agreement is an underwritten public offering, we will use our best efforts to include the requested registrable shares to be included, but may be limited by market conditions.

Expenses

Pursuant to the investor rights agreement, we are required to pay all registration, qualification and filing fees, printing and accounting expenses, fees and expenses of one counsel to represent the selling stockholders and other reasonable direct costs for the selling stockholders (such selling stockholder expenses not to exceed $50,000), but excluding underwriting discounts, selling commissions and the fees and expenses of selling stockholders’ own counsel (other than the counsel selected to represent all selling stockholders). We are not required to pay registration expenses if the registration request under the investor rights agreement is withdrawn at the request of holders of a majority of the registrable shares, unless such holders agree to forfeit their right to one demand registration, or the withdrawal is due to discovery of a materially adverse change in our business.

The investor rights agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated statements of operations, comprehensive loss, convertible preferred stock and stockholders’ equity (deficit), and cash flows of Karyopharm Therapeutics Inc. for the year ended December 31, 2013, incorporated in this prospectus by reference from the Karyopharm Therapeutics Inc. Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in its report thereon, incorporated herein by reference, and have been incorporated herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Karyopharm Therapeutics Inc. appearing in Karyopharm Therapeutics Inc.’s Annual Report (Form 10-K) as of and for the years ended December 31, 2015 and 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$200,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

PROSPECTUS

                    , 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are estimates (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC registration fee	$23,180
Printing and engraving	4,000
Accounting services	142,000
Legal fees of registrant’s counsel	222,000
Miscellaneous	100,000
Total	$491,180

Item 15. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to any threatened, pending, or completed action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors. These indemnification agreements require us, among other things, to indemnify our directors for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director in any action or proceeding arising out of his or her service as one of our directors, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), against certain liabilities.

Item 16. Exhibits.

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act:

(i)	the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)	each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	If applicable, the undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transaction by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newton, Commonwealth of Massachusetts, on November 7, 2016.

KARYOPHARM THERAPEUTICS INC.

By:	/s/ Michael G. Kauffman
Name: Michael G. Kauffman, M.D., Ph.D.
Title: Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Karyopharm Therapeutics Inc. hereby severally constitute and appoint Michael Kauffman, M.D., Ph.D., Justin A. Renz and Christopher B. Primiano, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Karyopharm Therapeutics Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael G. Kauffman Michael G. Kauffman, M.D., Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2016

/s/ Justin A. Renz Justin A. Renz	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2016

/s/ Garen G. Bohlin Garen G. Bohlin	Director	November 7, 2016

/s/ Mikael Dolsten Mikael Dolsten, M.D., Ph.D.	Director	November 7, 2016

/s/ J. Scott Garland J. Scott Garland	Director	November 7, 2016

/s/ Barry E. Greene Barry E. Greene	Director	November 7, 2016

Signature	Title	Date

/s/ Deepa R. Pakianathan Deepa R. Pakianathan, Ph.D.	Director	November 7, 2016

/s/ Mansoor Raza Mirza Mansoor Raza Mirza, M.D.	Director	November 7, 2016

/s/ Kenneth E. Weg Kenneth E. Weg	Director	November 7, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation of the Registrant (1)

3.2	Amended and Restated By-Laws of the Registrant (1)

4.1	Form of Senior Indenture

4.2	Form of Subordinated Indenture

4.3	Form of Senior Note

4.4	Form of Subordinated Note

4.5*	Form of Warrant Agreement

4.6	Third Amended and Restated Investors’ Rights Agreement dated as of July 26, 2013 (2)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

12.1	Statements Regarding Calculation of Consolidated Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant

23.2	Consent of RSM US LLP, independent registered public accounting firm for the Registrant

23.3	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature pages to the Registration Statement)

25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture

25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

*	To be filed by amendment or by a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 001-36167) filed with the Securities and Exchange Commission on November 18, 2013.
(2)	Incorporated by reference to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-191584) filed with the Securities and Exchange Commission on October 4, 2013.